                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Schlotzsky's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                               Schlotzsky's, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              SCHLOTZSKY'S, INC.
                             203 COLORADO STREET
                             AUSTIN, TEXAS 78701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 28, 1999

Dear Shareholder:

         You are invited to attend the 1999 Annual Meeting of the Shareholders of Schlotzsky's, Inc., a Texas corporation (the "Company") to be held at the Four Seasons Hotel, 98 San Jacinto Boulevard, Austin, Texas on Friday, May 28, 1999, at 9:00 a.m., central daylight time. Following a report on the Company's business operations, shareholders will act on the following:

1. The election of two directors to the Board of Directors to serve until the 2002 Annual Meeting of Shareholders or until their respective successors have been duly elected or appointed; and

2. The ratification and approval of the Board's selection of Grant Thornton, LLP to serve as the Company's auditors for the 1999 fiscal year.

         Your Board urges you to vote FOR the nominees to the Board and the ratification of the selection of the Company's auditors. The enclosed Proxy Statement includes information relating to these matters. Additionally, shareholders may be asked to transact such other business as may properly come before the meeting.

         All shareholders of record as of the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting. At least a majority of the outstanding shares of the Company is required to be present at the meeting or represented by proxy to constitute a quorum.

         The Board of Directors and management sincerely desire your presence at the meeting. Even if you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy. If you attend the meeting after having returned the accompanying proxy, you may revoke your proxy, if you wish, and vote in person.

                                            By Order of the Board of Directors


                                            JOHN C. WOOLEY
                                            Chairman of the Board and President

Dated April 28, 1999
Austin, Texas

                              SCHLOTZSKY'S, INC.
                             203 COLORADO STREET
                             AUSTIN, TEXAS 78701

                               PROXY STATEMENT

                                 INTRODUCTION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Schlotzsky's, Inc. (the "Company") to be used at the Annual Meeting of Shareholders to be held May 28, 1999, at 9:00 a.m. central daylight time, in the Four Seasons Hotel, located at 98 San Jacinto Boulevard, Austin, Texas 78701, and any adjournments thereof. All shares represented by proxies will be voted at the meeting in the manner directed thereon or, if no directions are made, the shares represented by such proxies will be voted for the election of the named directors as noted on the enclosed proxy, and for the ratification and approval of the selection of auditors made by the Board of Directors. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that as to any such other matters, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder. Any shareholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting their shares in person or by giving written notice to Jeffrey J. Wooley, Secretary of the Company, at 203 Colorado Street, Austin, Texas 78701, stating that the proxy has been revoked.

         This proxy statement is first being mailed to the shareholders of the Company on or about April 28, 1999. It is contemplated that solicitation of proxies will be by use of the mails only, but directors, officers and regular employees of the Company may solicit the return of proxies in person, or by telephone or telecopy. Such directors, officers and employees will not receive additional remuneration, other than out-of-pocket expenses, with respect to solicitation of proxies. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners of shares to request authority for execution of the proxies and will be reimbursed for their expenses. The Company will pay all costs of this solicitation of proxies from its shareholders.

         The close of business on April 16, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of such date, there were 7,401,338 shares of Company common stock, no par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting.

         The presence in person or by proxy of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the meeting. Each outstanding share of Company Common Stock is entitled to one vote on each matter properly presented at the meeting and a majority vote of the shares present in person or by proxy at the meeting will be required to approve each matter, except in the election of directors for which a plurality of the votes cast is required for election. Shares of Common Stock held by the Company or any subsidiary of the Company will not be considered present or entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership, as of the close of business on April 16, 1999 (except as otherwise indicated), of shares of Common Stock by each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, each current director of the Company, each named executive officer (as defined below), and all current directors and executive officers of the Company as a group.
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 and represents the number of shares of Common Stock for which a person, directly or indirectly, through any contract, management, understanding, relationship or otherwise, has or shares voting power, including the power to vote or direct the voting of such shares, or investment power, including the power to dispose or to direct the disposition of such shares, and includes shares which may be acquired within 60 days after April 16, 1999. The percentages are based upon 7,401,338 shares outstanding as of April 16, 1999.

                                                                        SHARES BENEFICIALLY OWNED
                     NAME AND ADDRESS                                   -------------------------
                  OF BENEFICIAL OWNER (1)                            NUMBER                 PERCENT
                  -----------------------                            ------                 -------
Munder Capital Management                                            647,480 (1)             8.7%
SAFECO Corporation                                                   593,500 (2)             8.0%
Greenfield Capital Partners B.V. ("Greenfield")                      412,441 (3)             5.6%
Massachusetts Financial Services Company                             392,200 (4)             5.3%
John C. Wooley                                                       837,790 (5)            11.1%
Jeffrey J. Wooley                                                    220,376 (6)             3.0%
Darrell W. Kolinek                                                    36,769 (7)             *
Monica Gill                                                            9,767 (8)             *
Floor Mouthaan                                                       412,441 (9)             5.6%
Raymond A. Rodriguez                                                  18,169                 *
John L. Hill, Jr.                                                     10,000 (10)            *
Azie Taylor Morton                                                     2,300 (11)            *

All executive officers and directors as a group (eight
persons)                                                           1,546,830 (12)           20.1%
--------------
* Less than 1%

(1) Based on review of Schedule 13G, and current as of December 31, 1998. The address for Munder Capital Management is 480 Pierce Street, Suite 300, P.O. Box 3043, Birmingham, MI 48012-3043.

(2) Based on review of Schedule 13G, and current as of January 31, 1999. Includes 493,000 shares held by SAFECO Common Stock Trust ("SCST"), and 100,500 shares held by SAFECO Resource Series Trust. Each trust is a registered investment company under the Investment Company Act of 1990. The investment advisor to both trusts is SAFECO Asset Management Company ("SAMC"), which is a subsidiary of SAFECO Corporation. SAMC and SAFECO Corporation disclaim beneficial ownership of these shares. The address for SAFECO Corporation is SAFECO Plaza, Seattle, WA 98185.


(3) Includes 362,441 shares held by NethCorp Investments VI B.V. ("NethCorp"), for which Greenfield is the managing general partner, and 50,000 shares held by CapCorp Investments N.V., an affiliate of Greenfield ("CapCorp"). The business address for Greenfield is Janskerkhof--12 3512, B.L. Utrecht, The Netherlands.

(4) Based on review of Schedule 13G, and current as of January 31, 1999. The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116.

(5) Includes 146,876 shares purchasable from the Company by John Wooley and 11,252 shares for which Mr. Wooley disclaims beneficial ownership purchasable by his wife, in her capacity as an employee of the Company, within 60 days after April 16, 1999 pursuant to options granted by the Company. Also includes 1,142 shares held by a trust (the "Wooley Trust") for the benefit of John

       Wooley and Jeffrey Wooley, for which John Wooley is a trustee. 7,813 shares held by John Wooley, Jeffrey Wooley or the Wooley trust are subject to currently exercisable options in favor of an unrelated third party.

(6) Includes 64,585 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted. Also includes 1,142 shares held by the Wooley Trust, for which Jeffrey Wooley is a trustee.

(7) Includes 36,042 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted. 10,938 of such shares subject to options are owned by Mr. Kolinek's wife, in her capacity as an employee of the Company.

(8) Includes 9,625 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted.

(9) Includes 362,441 shares held by NethCorp, and 50,000 shares held by CapCorp. Mr. Mouthaan is the managing director of Greenfield, which is the managing general partner of NethCorp and an affiliate of CapCorp. Mr. Mouthaan disclaims beneficial ownership of all such shares. The business address for Mr. Mouthaan is Janskerkhof--12 3512, B.L. Utrecht, The Netherlands.

(10) Includes 10,000 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted.

(11) Includes 2,300 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted.

(12) Shares deemed to be beneficially owned by more than one officer or director have only been counted once in determining total shares beneficially owned by the officers and directors as a group. Includes 280,680 shares purchasable from the Company within 60 days after April 16, 1999 pursuant to options granted.

         A majority of the shares beneficially owned by John Wooley and Jeffrey Wooley, excluding the shares purchasable from the Company upon the exercise of stock options, are pledged to secure personal indebtedness or are subject to outstanding options granted to various third parties. A change in control of the Company may result if a significant number of these shares are transferred upon foreclosure resulting from the inability of the shareholders to repay the debts secured by these pledges.

                                 (PROPOSAL 1)

                             ELECTION OF DIRECTORS

         At a Board of Directors Meeting in December 1998, the bylaws of the Company were amended to provide for a Board of Directors consisting of seven members (rather than nine), divided into two groups of two directors each and one group of three directors, each group serving three-year staggered terms. In order to balance the size of the groups, Jeffrey J. Wooley was reappointed to a two member group whose terms expire at the 1999 Shareholders Meeting. On April 1, 1999, John M. Rosillo, a director of the Company since 1994, resigned to focus his attention on international business and venture capital matters. Accordingly, there are currently six directors serving on the Company's Board of Directors. Of the four remaining positions, the terms of office of two will expire in 2000 and the terms of office of the other two will expire in 2001.

         It is the intention of the persons named in the enclosed proxy to vote such proxy in the manner directed, but if no direction is indicated, the shares represented by such proxies will be voted for the election of Raymond A. Rodriguez and Jeffrey J. Wooley to terms of office expiring in 2002. The nominee for each director position receiving a plurality of the votes cast in person or by proxy at the meeting shall be elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. Management of the Company has no reason to believe that any such person will be unavailable for election.

DIRECTORS AND EXECUTIVE OFFICERS

         Officers are elected by and serve at the discretion of the Board of Directors. The directors of the Company are divided into three classes, designated as Class A, Class B and Class C. Raymond A. Rodriguez and Jeffrey J. Wooley are currently the Class A directors and are standing for election at this annual shareholders meeting. Floor Mouthaan and John L. Hill, Jr. are currently Class B directors and will stand for election at the 2000 shareholders meeting. John C. Wooley and Azie Taylor Morton are currently Class C directors and will stand for election at the 2001 annual shareholders meeting. There is currently one vacant position on the Board of Directors in the group of Class B directors.

         The current directors and executive officers of the Company are:

                                                                        PRESENT TERM       YEAR FIRST
NAME; POSITION WITH THE COMPANY                             AGE            EXPIRES           ELECTED
-------------------------------                             ---         ------------       ----------
John C. Wooley(1)                                           50              2001               1981
   Chairman of the Board and President
Monica Gill                                                 34               N/A               N/A
   Executive Vice President, Chief Financial Officer
Jeffrey J. Wooley(1)                                        53              1999               1981
   Senior Vice President, Secretary, and Director
Darrell W. Kolinek                                          47               N/A               N/A
   Senior Vice President, Franchise Services
John L. Hill, Jr.(2)(3)                                     75              2000               1996
   Director
Azie Taylor Morton(2)(3)                                    63              2001               1996
   Director
Floor Mouthaan(2)(3)                                        52              2000               1994
   Director
Raymond A. Rodriguez                                        41              1999               1994
   Director

----------------------------
(1)    Member of the Executive Committee.
(2)    Member of the Audit Committee.
(3)    Member of the Compensation Committee.


         JOHN C. WOOLEY has served as Chairman of the Board and President of the Company since 1981. From 1974 to 1981 he participated in various real estate development and investment activities. Mr. Wooley earned a BBA in accounting in 1970 and a JD in 1974, both from the University of Texas at Austin.

         MONICA GILL joined the Company in 1994. She served as controller until June 1997, when she assumed the position of acting Chief Financial Officer, and was formally appointed to that position in August 1997. In October, 1998, Ms. Gill was appointed Executive Vice President. Prior to joining the Company, she was employed by Hines Interests, a real estate development company in Houston, Texas. Ms. Gill is a certified public accountant and holds a BA degree in Business Administration from Stephen F. Austin State University.

         JEFFREY J. WOOLEY has served as Vice President and Secretary of the Company since 1981. Mr. Wooley also served as General Counsel of the Company from 1981 through 1997. Prior to 1981, Mr. Wooley was engaged in the private practice of law in Colorado and Texas. Mr. Wooley received a BA degree from Rice University in 1968 and a JD from The University of Texas at Austin in 1972. Jeffrey Wooley and John Wooley are brothers.

         DARRELL W. KOLINEK joined the Company in May 1980 as operations supervisor. He was a franchise consultant from December 1987 to December 1990 when he became Director of Franchise Services. Mr. Kolinek was appointed Vice President of Franchise Services in January 1995 and was promoted to Senior Vice President of Franchise Services in July 1995. His title was changed to Senior Vice President of Franchise Relations in 1998. Mr. Kolinek attended Southwest Texas State University.

         JOHN L. HILL, JR. has been a name partner in the Houston-based law firm of Liddell, Sapp, Zivley, Hill & LaBoon L.L.P. since 1988. In 1999, this law firm merged with another and the consolidated law firm's name is Locke Liddell & Sapp, LLP. Mr. Hill has served as the Secretary of State of the State of Texas, Attorney General of Texas and Chief Justice of the Supreme Court of Texas.

         AZIE TAYLOR MORTON has been the president of Exeter Capital Asset Management Company, an Austin-based money management firm, since January 1993. From 1989 to December 1992, Ms. Morton was the Director of Resource Coordination for Reading is Fundamental, a non-profit organization based in Washington, D.C. that makes reading materials available for children. Ms. Morton has served as Treasurer of the United States and Commissioner of the Virginia Department of Labor and Industry.

         FLOOR MOUTHAAN has been the managing partner of Greenfield, the managing general partner of NethCorp, since April 1995. Mr. Mouthaan was the chief executive officer of Noro (Nederland) B.V., an international venture capital fund located in Zeist, The Netherlands, from July 1988 to March 1995.

         RAYMOND A. RODRIGUEZ has been President of RAR Service Group, Inc., a financial services firm located in Glenview, Illinois, since June 1985. Mr. Rodriguez is an officer and principal shareholder of Barmar Enterprises, Inc., an area developer for the Company in the Chicago, Illinois area since June, 1992, and is an owner of a Schlotzsky's Deli restaurant in Chicago, Illinois since February 1993 and another in Glenview, Illinois since June 1995, and a third in Gurnee, Illinois, which opened in January 1998.

BOARD COMMITTEES

         The Board of Directors has standing Executive, Audit and Compensation Committees.

         The Audit Committee annually recommends to the Board of Directors the appointment of independent certified accountants as auditors for the Company, reviews the scope and fees of the annual audit and any special audit and reviews the results with the auditors, reviews accounting practices and policies of the Company with the auditors, reviews the adequacy of the accounting and financial controls of the Company and submits recommendations to the Board of Directors regarding oversight and compliance with accounting principles and legal requirements. The Audit Committee is composed of Floor Mouthaan, Azie Taylor Morton and John L. Hill, Jr.

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of executive officers and the overall compensation policies of the Company and administers the Company's 1993 Stock Option Plan. The Compensation Committee is composed of John L. Hill, Jr., Azie Taylor Morton and Floor Mouthaan.

         The Executive Committee has authority to take any action which can be taken by the entire Board of Directors, except actions reserved to other committees or which may be taken only by the full Board of Directors under law or pursuant to the Company's bylaws. The Executive Committee is composed of John Wooley and Jeffrey Wooley.

         The Board of Directors held seven meetings in person during the fiscal year ended December 31, 1998 and took action by unanimous consent two times. The Executive Committee did not meet in 1998, but took action by unanimous consent sixteen times. The Audit Committee met four times during the fiscal year ended December 31, 1998. The Compensation Committee met four times during the fiscal year ended December 31, 1998 and took action by unanimous consent two times. Each of the incumbent directors attended no fewer than 75% of the meetings of the Board of Directors, and the meetings of the committees on which such director served, held during 1998.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1996, 1997 and 1998 to the Company's chief executive officer and each other executive officer as of the end of the fiscal year ended December 31, 1998 who received compensation in excess of $100,000 for such fiscal year (collectively, the "named executive officers").

                                                                  LONG-TERM
                                                                 COMPENSATION
                                        ANNUAL COMPENSATION         AWARDS
                                    --------------------------   ------------
NAME                                                   OTHER     SECURITIES
AND                                                    ANNUAL      UNDER-       ALL OTHER
PRINCIPAL                                              COMPEN-     LYING         COMPEN-
POSITION                     YEAR   SALARY    BONUS    SATION    OPTIONS(#)      SATION
-------------------------    ----   ------    -----    -------   ------------   ---------
John C. Wooley               1998   $183,034  $16,667  0         300,000        0
 Chairman of the Board       1997    150,000   0       0         0              0
 and President               1996    130,000   0       0         0              0

Jeffrey J. Wooley            1998   $138,177   0       0         100,000        0
 Senior VP and Secretary     1997    120,000   0       0         0              0
                             1996    110,000   0       0         0              0

Monica Gill                  1998   $103,883   0       0         0              0
 Executive VP and CFO

Darrell Kolinek              1998   $121,840   0       0         0              0
 Senior VP


INFORMATION REGARDING STOCK OPTIONS

         The following stock options were granted in 1998 to the executive officers included in the Summary Compensation Table. The Company has not granted any stock appreciation rights.


                         NO. OF       % OF TOTAL
                       SECURITIES       OPTIONS                                       POTENTIAL REALIZABLE VALUE AT
                       UNDERLYING     GRANTED TO      EXERCISE OR                     ASSUMED ANNUAL RATES OF STOCK
                        OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION     PRICE APPRECIATION FOR OPTION
       NAME             GRANTED          1998         ($/SHARE)*         DATE                   TERM
       ----             -------          ----         ---------          ----                   ----
                                                                                       5%               10%
                                                                                       --               ---
John C. Wooley          50,000          8.05          $17.69375         2/12/08        $  556,375        $1,409,964
                       150,000         24.15             22.095         2/27/08         1,736,928         5,282,061
                       100,000         16.10           23.93625         2/27/08         1,157,952         3,814,822
Jeffrey J. Wooley       25,000          4.03           17.69375         2/12/08           278,188           704,982
                        41,666          6.71             22.095         2/27/08           482,472         1,467,216
                        33,334          5.37           23.93625         2/27/08           385,992         1,271,633


-----------
* The fair market value of the Company's common stock (calculated according to the 1993 Stock Option Plan) on February 12, 1998 was $17.69375 and on February 27, 1998 was $18.4125. The closing price per share of common stock on December 31, 1998 was $9.875.

         Set forth in the following table is summary information regarding the number of all unexercised options as of the end of 1998 for each of the executive officers included in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                              NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                                     OPTIONS                      IN-THE-MONEY OPTIONS AT
                             AT FISCAL YEAR-END(#)                   FISCAL YEAR-END($)
NAME                         EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE(1)
----                       ----------------------------       ----------------------------
John C. Wooley                   46,875/300,000                    0/0
Jeffrey J. Wooley                31,250/100,000                    0/0
Monica Gill                       9,625/15,375                $4,829/$1,266
Darrell Kolinek                  25,104/3,334                 $23,438/0


-----------
(1) The closing price per share of common stock on December 31, 1998 was $9.875.

         No executive officer of the Company exercised options in fiscal 1998.

1993 STOCK OPTION PLAN

         Under the 1993 Plan, options covering shares of Common Stock are granted to employees and directors of, and consultants to, the Company. The options are intended to qualify either as incentive stock options ("ISO's") pursuant to Section 422 of the Code, or will constitute nonqualified stock options ("NQSOs"). Options may be granted at any time prior to December 23, 2003. A maximum of 1,450,000 shares of Common Stock (subject to adjustment to prevent dilution) are available for issuance under the Amended Plan. As of December 31, 1998, options to purchase 1,208,323 shares of Common Stock had been granted pursuant to the 1993 Plan and had not expired, and 123,514 shares had been issued upon exercise of options granted pursuant to the 1993 Plan.

         The 1993 Plan may be administered by the Board of Directors, or the Board of Directors may delegate its authority to a committee (either, the "Administrator"). The Board of Directors has currently delegated its authority to the Compensation Committee, which is currently comprised of three non-employee directors. The 1993 Plan provides that the Administrator has full and final authority to select the employees, directors and consultants to whom awards are granted, the number of shares of Common Stock with respect to each option awarded, the exercise price or prices of each option, the vesting and exercise periods of each option, whether an option may be exercised as to less than all of the Common Stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Amended Plan.

         Eligibility to participate in the 1993 Plan is limited to employees and directors of, and consultants to, the Company and its subsidiaries as determined by the Administrator. The maximum number of shares of Common Stock that can be granted to any individual executive officer of the Company in any fiscal year is 300,000 shares. Under the 1993 Plan, the exercise price of options will not be less than 50% of the fair market value of the Common Stock on the date of grant; provided that, as to options granted to executive officers and all ISOs, the exercise price will not be less than fair market value of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% of the Common Stock of the Company). Options granted to employees, directors or consultants may not be exercisable after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee owning 10% of the Common Stock of the Company) or such earlier date determined by the Administrator.

STOCK PURCHASE PLAN

         Under the Stock Purchase Plan, eligible employees may purchase Common Stock of the Company at a discount from the market price through a program of voluntary, regular payroll deductions. The Stock Purchase Plan is administered by a committee of non-eligible directors (the "Compensation Committee") designated by the Board of Directors. The Compensation Committee has appointed an administrator who is responsible for the implementation of the Stock Purchase Plan, including the allocation of funds and Common Stock purchased thereunder, and record keeping.

         A total of 250,000 shares of Common Stock have been authorized and reserved for issuance under the Stock Purchase Plan. The shares of Common Stock authorized for sale under the Stock Purchase Plan may be purchased by the Company in the open market, or may be authorized and unissued shares, treasury shares, or any combination thereof.

         Employees of the Company and its subsidiaries, including members of the Board of Directors who are employees, and whose customary employment is more than 20 hours per week and five months in a calendar year and who have at least six months of service are eligible to participate in the Stock Purchase Plan. Employees who own five percent (5%) or more of the Company's outstanding Common Stock may not purchase stock under the Stock Purchase Plan. All officers, other than John C. Wooley, Jeffrey J. Wooley and Susan D. Vincent (who were ineligible because the number of shares deemed beneficially owned by them was in excess of five percent), are eligible to participate in the Stock Purchase Plan.

         Under the Stock Purchase Plan, the eligible employees may purchase, through regular payroll deductions, shares of Common Stock at a purchase price equal to eighty-five percent (85%) of the lower of the fair market value of a share of Common Stock on the first day of an option period or the last day of an option period. Each option period is six calendar months. Under the Stock Purchase Plan, the fair market value of a share of Common Stock will be equal to the closing price of a share of Common Stock on the date in question.

         Participants may contribute up to a maximum of fifteen percent (15%) of their base compensation for the purchase of shares pursuant to the Stock Purchase Plan. Payroll deductions will be accumulated and will be used to purchase shares of Common Stock at the end of the option period. A participant may revise or suspend payroll deductions during an option period or withdraw from participation in the Stock Purchase Plan at any time. No participant may purchase more than 1,000 shares during any option period, or $25,000 of Common Stock in any calendar year, measured using the fair market value of a share of Common Stock at the time each option is granted.

LONG-TERM INCENTIVE PROGRAM

         The Company has no long-term incentive programs.

PENSION PLAN

         The Company has no defined benefit or actuarial plan.

COMPENSATION OF DIRECTORS

         Directors who are not officers or employees of, or consultants to, the Company receive a retainer of $1,000 per month, $1,000 for each meeting of the Board of Directors and $1,000 per committee meeting attended. Directors' expenses for attending meetings currently are not reimbursed by the Company.

DIRECTORS STOCK OPTION PLAN

         Effective July 1995, the Company adopted a stock option plan (the "Directors Stock Option Plan") pursuant to which options to purchase 10,000 shares of Common Stock are automatically granted to each of up to three non-employee directors appointed or elected to the Board of Directors for the first time after the effective date of the Directors Stock Option Plan. The options are granted at fair market value based upon trading prices during a specified period prior to the date of grant. All options granted are nonqualified stock options under the Internal Revenue Code of 1986, as amended. In February 1996, John L. Hill, Jr. and Azie Taylor Morton received options to purchase Common Stock under the Directors Stock Option Plan for the exercise price of $10.2375 and $10.25, respectively. Each non-employee director elected to the Board of Directors for the first time will receive options to purchase Common Stock under the Directors Stock Option Plan with an exercise price to be determined.

         Options granted under the Directors Stock Option Plan vest in three equal annual increments, with the first third vesting on the date of grant, and will expire ten years after the date of grant. The Directors Stock Option Plan is administered by the Board or a committee consisting of at least two directors who are not eligible to receive options under the Directors Stock Option Plan, but option grants and terms are nondiscretionary. The exercise price for these options may be paid in cash or by shares of Common Stock at their fair market value at the time of exercise.

EMPLOYMENT AGREEMENTS

          Effective February 16, 1998, the Company entered into new employment agreements with John C. Wooley and Jeffrey J. Wooley, replacing employment agreements which expired in December 1997. The new employment agreements provide for: (i) three-year terms, renewable for one year periods thereafter; (ii) annual base salaries of $200,000 increasing to $250,000 by 2000 for John Wooley, and

$160,000 increasing to $185,000 by 2000 for Jeffrey Wooley; and (iii) payment of the salary for the balance of the term if terminated without cause. In addition, cash incentive plans were adopted for 1998, establishing performance criteria which, if met, would result in bonuses ranging from 8% to 100% of their annual salaries, depending on whether certain threshold performance criteria were met. John Wooley earned $16,667 pursuant to his bonus plan during 1998. It is contemplated that a new bonus plan will be adopted for 1999. John Wooley and Jeffrey Wooley are bound by contractual confidentiality and noncompete provisions which extend 24 months beyond the termination of their employment with the Company for any reason.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the Securities and Exchange Commission (the "Commission") reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year 1996 and thereafter, Forms 5 and amendments thereto furnished to the Company with respect to its fiscal year 1998, and any written representations received by the Company from a director, officer or beneficial owner of more than 10% of the Common Stock ("reporting persons") that no Form 5 is required, the Company believes that the following reporting persons did not file on a timely basis the following reports required by Section 16(a) of the Securities Exchange Act of 1934 during the Company's fiscal year 1998: John M. Rosillo, a director of the Company who resigned on April 1, 1999, did not file Form 4 on a timely basis, in connection with fourteen sales of the Company's Common Stock during September 1998. Such transactions were subsequently reported on Form 5.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company serves as a member of the Compensation Committee or as a director of any other entity, an executive officer of which serves on the Compensation Committee or is a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

         Although the Compensation Committee of the Board of the Directors (the "Committee") was formed in January 1995, prior to the Company's initial public offering, decisions concerning compensation were made by the entire board with the interested parties abstaining. Beginning with fiscal year 1996, the Committee, which is currently made up of three outside directors, has been responsible for reviewing salaries and benefits of the executive officers of the Company, outlining their job descriptions, establishing guidelines for performance and making recommendations to the full Board of Directors regarding compensation for the executive officers.

         Historically, compensation for executive officers has been based upon the following criteria: level of responsibility at the Company; individual performance and commitment to the Company; level of experience; the amount of compensation paid to executive officers of comparable companies; the amount of time and effort required by that position (both generally and for the fiscal year); contributions (or the lack thereof) to the profitability of the Company; assessment of risks associated with losing the benefit of their services; and, number of years of service with the Company. The Committee expects that these will continue to be the principal criteria for making their evaluation of executive officer compensation.

         In 1995, in conjunction with the initial public offering, the Board (with John Wooley and Jeffrey Wooley abstaining), determined to enter into an employment agreement with John Wooley. (See "--Employment Agreements"). Accordingly, subject to discretionary bonuses, compensation for John Wooley was fixed through December 1997.

         The Compensation Committee sought advice from independent compensation consultants with respect to compensation packages for 1998 for the top two executive officers, John Wooley and Jeffrey Wooley. The Committee believes executive officers are properly motivated by a compensation structure which gives them the opportunity to earn above average total compensation based on cash incentives for accomplishing targeted performance criteria, and stock-based incentives for highly successful stock performance. Accordingly, the Committee's philosophy with respect to these officers, as discussed with the compensation consultants was to: (i) emphasize incentive compensation with cash and stock-based opportunities; (ii) de-emphasize fixed cash compensation, by seeking salary levels slightly below the average of a recommended peer group. The consultants were asked to make recommendations consistent with this philosophy which would incentivize the executives with (a) total annual cash compensation (including annual cash-based incentives) at a meaningful level above historical levels, but slightly below the average for their peer group, and (b) above average stock-based compensation for successful stock performance.

         The Committee believes that it substantially accomplished its objectives with the three-year employment agreements entered into effective February 1998, and February 1998 stock option grants, each summarized as follows:

         EMPLOYMENT AGREEMENTS
         (i)     Three-year terms, renewable for one year periods thereafter;
         (ii) annual base salaries of $200,000 increasing to $250,000 by 2000 for John Wooley, and $160,000 increasing to $185,000 by 2000 for Jeffrey Wooley; and (iii) payment of the salary for the balance of the term if terminated without cause. In addition, cash incentive plans were adopted for 1998, establishing performance criteria which, if met, would result in bonuses ranging from 8% to 100% of their annual salaries, depending on whether certain threshold performance criteria were met.

STOCK OPTIONS

         NAME             # OF OPTIONS       VESTING         EXERCISE PRICE
         ----             ------------       -------         --------------
     John C. Wooley          50,000        1/3 per year    $17.69375
                            150,000        1/3 per year    $22.095
                            100,000        1/3 per year    $23.93625

     Jeffrey J. Wooley       25,000        1/3 per year    $17.69375
                             41,666        1/3 per year    $22.095
                             33,334        1/3 per year    $23.93625

In making these grants, the Committee considered the Company's practices and the practices of similarly situated companies, with respect to stock option grants for the years 1994 through 1997. The grants reflect their attempt to address their belief that the compensation packages for John Wooley and Jeffrey Wooley for those years were well below the median of those received by their counterparts at comparable companies. In addition, the Committee decided to make these grants adequate for fiscal years 1998 and 1999, consistent with their understanding of the stock option grant practices of many public companies. Accordingly, it is not contemplated that additional stock option grants would be made to John Wooley or Jeffrey Wooley until at least the year 2000.

         The following compares John Wooley's compensation for the last two fiscal years with the Company's performance for the same periods.


                         JOHN WOOLEY'S ANNUAL         COMPANY'S RESULTS OF         SYSTEMWIDE
         YEAR            COMPENSATION SALARY               OPERATIONS                 SALES*
       --------       -------------------------    -------------------------     --------------
         1997                 $150,000                     $4,449,000                 $270
         1998                 $199,700**                   $6,206,000                 $349


--------------------
*      In millions of dollars.
**     Includes  $16,667 earned  pursuant to Mr. Wooley's
1998 Cash Incentive Plan.

         The Compensation Committee intends to continue to evaluate the performance of the Company in light of management's efforts and to recommend to the Board of Directors appropriate adjustments in compensation as the situation warrants, and may continue to seek advice from time to time from independent compensation consultants with respect to executive officer compensation.

                                       Submitted by the Compensation Committee:

                                       John L. Hill, Jr.
                                       Azie Taylor Morton
                                       Floor Mouthaan

FIVE-YEAR CUMULATIVE TOTAL RETURN CHART

         The graph below compares total shareholder returns for the Company over the entire period of time that the Company has been public to the end of fiscal 1998 to the Standard & Poor's Restaurants Index and the NASDAQ Market Index. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

Schlotzskys Inc (BUNZ)


                                          CUMULATIVE TOTAL RETURN
                                  --------------------------------------
                                   12/15/95  12/95  12/96  12/97  12/98
SCHLOTZSKY'S, INC.                     100     93     91    133     90
NASDAQ STOCK MARKET (U.S.)             100     99    122    150    211
S & P RESTAURANTS                      100    101    100    107    168


TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         John C. Wooley and Jeffrey J. Wooley have personally guaranteed obligations of the Company to various lenders and equipment lessors. The Company has agreed to indemnify each of them against liabilities, costs and expenses they may incur under such guarantees. The approximate total amount of these obligations was $3,383,000 at December 31, 1998. John Wooley has also pledged a personal life insurance policy to secure certain Company indebtedness.

         In January 1993, John Wooley and Jeffrey Wooley signed promissory notes to the Company for $320,000 and $77,000, respectively, to evidence obligations owed to predecessor entities. These notes have been restructured several times, most recently in February, 1998. The restructured notes have a five year term from January 1996, with quarterly payments of interest and principal and an interest rate of 7.5%. The largest aggregate amounts of such indebtedness, including accrued interest, from January 1, 1998 through December 31, 1998 were the outstanding balances of December 31, 1998 of approximately $116,000 for John Wooley and $236,000 for Jeffrey Wooley. The restructured terms of these notes were ratified by the Board of Directors in January 1996.

         In June 1992, Barmar Enterprises, Inc. ("Barmar"), a corporation controlled by Raymond Rodriguez, a director of the Company, became an area developer in territories in the Chicago area, and in March 1993, Fairfax Restaurant Group, Inc., of which Mr. Rodriguez is a principal shareholder, was granted a franchise pursuant to the Barmar area development agreement. In June 1995, Mr. Rodriguez and two other individuals were jointly granted a franchise for an additional store, also in the Chicago area. During fiscal 1998, the Company paid Barmar approximately $318,000 as its share of franchise fees and royalties under its area development agreement with the Company. In addition, in 1999, the Company agreed to pay Barmar $1,250,000 to reduce the amount of royalties payable to 1.25% from 2.5% out of the 6.0% that the Company receives and to reduce Barmar's portion of franchise fees paid to one-third from one-half. The franchisees with operating stores in which Mr. Rodriguez holds an interest paid the Company approximately $53,000 in royalties during 1998. The 1999 transaction was approved by the disinterested members of the Board of Directors during 1998, and the Company believes that the terms of the area development agreement (as amended) with Barmar and the franchise agreements with these franchisees are as favorable to the Company as those with other area developers or franchisees.

         In December 1995, the Company entered into a master license agreement with Buxtehude, a shareholder of the Company, of which John M. Rosillo, a former director of the Company, is managing director. Pursuant to the terms of the agreement, Buxtehude paid the Company $150,000 in cash and $350,000 by promissory note. This transaction was approved by the disinterested members of the Board of Directors of the Company. The note, which is past due, bore interest at 9% and was repayable in three installments, with the last installment of $175,000 due on December 31, 1998. The largest aggregate amount of such indebtedness since January 1, 1998 was $325,000. As of December 31, 1998, the balance of this obligation, including accrued interest, was $325,000.

REAL ESTATE TRANSACTIONS

         In June 1993, the Company exercised an option to acquire a parking lot near its headquarters in Austin, Texas, from a corporation owned by John Wooley and Jeffrey Wooley. As consideration for the purchase, the Company cancelled $159,000 of indebtedness and took the property subject to $583,000 in outstanding debt under a nonrecourse note in the amount of $650,000 held by the previous owner of the property. This note, together with the cancellation of indebtedness, less principal reductions recognized from rental income on the property, represents the total consideration paid for this property by the corporation owned by John Wooley and Jeffrey Wooley. This transaction did not result in any gain to the corporation owned by John Wooley and Jeffrey Wooley. On December 31, 1993, the Company sold the parking lot to the predecessor of Austin CBD 29, Inc. ("CBD 29") for $900,000, representing a gain to the Company of approximately $159,000. The Company received a promissory note from CBD 29 in the mount of $302,000 and CBD 29 took the property subject to the nonrecourse note in the then-outstanding principal amount of $576,000 and accrued taxes and interest in the aggregate amount of $22,000. The $302,000 note, of which $205,000 was repaid in 1995, bears interest at the rate of 9% per annum. The maturity of this note was extended from its original maturity date of December 31, 1995 until December 31, 1998, and the largest aggregate amount outstanding during 1998 was $139,000, which was the amount outstanding when the note was repaid in May 1998. Effective January 1, 1996, most of the assets and liabilities of CBD 29 were transferred to and assumed by Third & Colorado 29, L.L.C. ("T&C 29"), a limited liability company owned by John Wooley and Jeffrey Wooley.

         On December 31, 1993, the Company sold a tract of land in Austin, Texas to WTM Development, Inc. ("WTM"), of which John Wooley and Jeffrey Wooley are principal shareholders, for a promissory note in the amount of $350,000 secured by the property, bearing interest at the rate of 9% per annum and maturing on December 31, 1995. In 1994 and 1995, the Company made unsecured loans aggregating $161,000 to WTM to allow WTM to meet obligations related to the development of the property. These loans bore interest at the rate of 9% per annum and were payable on demand. Effective December 13, 1995, the amounts owed to the Company by WTM were restructured to provide for payments of interest only until maturity in five years, for a reduced rate of interest of 8% per annum, and for a commitment to make additional advances of up to $35,000. The largest aggregate amount of such indebtedness since January 1, 1998, and the principal balance of this obligation, including accrued interest, as of December 31, 1998, was $676,000.

         The Company and Third & Colorado 19, L.L.C. ("T&C 19"), a limited liability company owned by John Wooley and Jeffrey Wooley, entered into a lease agreement effective March 21, 1997, under which the Company leases from T&C 19 approximately 29,410 square feet of office space, and 11,948 square feet of storage space, in Austin, Texas for the Company's corporate headquarters. Under the terms of the lease, the Company pays annual net rental of $12.95 per square foot for the office space and up to $2.50 per square foot for the storage space, for a term of ten years beginning November 1997. This transaction was approved by the disinterested members of the Board of Directors of the Company. In May of 1998, T&C 29 and T&C 19 were merged into Third & Colorado, L.L.C., a limited liability company owned by John Wooley and Jeffrey Wolley

MASTER LICENSE AND AREA DEVELOPMENT AGREEMENTS

         In December 1994, the Company entered into a territorial agreement with Bonner Carrington Corporation pursuant to which Bonner Carrington paid the Company $22,000 in cash and $128,000 by a promissory note for the right to obtain a master license for Germany. A master license agreement was entered into by the Company and Bonner Carrington in March 1995. At that time, the master license fee was increased by $100,000, which was added to the principal amount of the note. The note, as modified in 1997, bears interest at 9% per annum, is payable in ten annual installments of principal and interest beginning in December 1998, and matures in December 2007. As of December 31, 1998, the outstanding balance on this note was $227,000. The cash was paid to the Company from the proceeds of one or more loans made to Bonner Carrington by CBD 29 or its affiliates. Prior to September 1997, the Bonner Carrington note to the Company was guaranteed by CBD 29 and CBD 29 or its affiliates may have had the right to acquire the master license for Germany and certain other territories held by Bonner Carrington if Bonner Carrington defaulted on its note to the Company. The Company consented to the collateral assignment of the master license by Bonner Carrington to CBD 29, but this collateral assignment was terminated when the CBD 29 guaranty, which was assumed by T&C 29, was terminated in September 1997. Bonner Carrington manages properties owned by CBD 29 and its affiliates, including office space leased by the Company in Austin, Texas. See "--Real Estate Transactions." In 1996, the Company made a minority investment in an affiliate of Bonner Carrington which has several master license agreements in effect, and guaranteed a loan in favor of the affiliate in the amount of $400,000. During March, 1998, the Company obtained the right to reacquire the master license territory for Brazil and Chile for $609,000 from Java Rim, a wholly-owned subsidiary of Bonner Carrington, and paid $100,000 earnest money in connection with this agreement.

         In December 1994, the Company granted a master license for Ontario, Canada and other Canadian provinces to TexFran Associates, Ltd. ("TexFran"), for $25,000 in cash and a $200,000 promissory note bearing interest at 6% per annum. The cash paid to the Company by TexFran was loaned to TexFran by CBD 29 or its affiliates and the TexFran note to the Company was guaranteed by CBD 29. CBD 29 had a right of first refusal to acquire the master license for Ontario, Canada and the other Canadian provinces held by TexFran if TexFran wanted to sell or relinquish the rights. TexFran also had a put option to sell its master license to CBD 29. John Wooley and Jeffrey Wooley personally guaranteed CBD 29's obligations under this put option. The Company consented to the right of first refusal and the put option of the master license to CBD 29 which were transferred to T&C 29. This right of first refusal and the guaranty of the TexFran note were terminated in September 1997, and the balance of the note was repaid in June 1998. The Company believes that the terms of the master license were as favorable to the Company as those with other master licensees.

         In March 1995, EuroAmerican Development, B.V. became the master licensee of the Company for Belgium, the Netherlands and Luxembourg. In July 1996, NethCorp, a shareholder of the Company, assumed control of EuroAmerican Development under terms not disclosed to the Company. Greenfield is the managing general partner of NethCorp, and Floor Mouthaan, a director of the Company, is the managing director of Greenfield. The Company was not involved in the negotiations between EuroAmerican Development and NethCorp. The Company recorded no developer revenue in fiscal 1998 from NethCorp under this master license agreement. However, in April, 1998, the Company reacquired the territories from NethCorp for $290,000 (in the form of $125,000 cash and the remainder through cancellation of indebtedness). The master licensee arrangement with EuroAmerican Development, B.V., as well as the reacquisition of the territories, were approved by the disinterested members of the Board of Directors of the Company.

APPROVAL OF DISINTERESTED DIRECTORS

         The foregoing transactions were entered into between related parties and, except as otherwise noted, were not the result of arms-length negotiations. Accordingly, certain of the terms of these transactions may be more or less favorable to the Company than might have been obtained from unaffiliated third parties. During fiscal 1998, the Company did not, and in the future will not, enter into any transactions in which the directors, executive officers or principal shareholders of the Company and their affiliates have a material interest unless such transactions are approved by a majority of the disinterested members of the Board of Directors and are on terms that are no less favorable to the Company than those that the Company could obtain from unaffiliated third parties.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         It is anticipated that the 2000 Annual Meeting of Shareholders of the Company will be held on May 31, 2000. Proposals of shareholders intended to be presented at the 2000 annual meeting must be received in writing by the Company at its principal executive offices for inclusion in the Company's proxy statement and form of proxy between November 28 and December 28, 1999. The principal executive offices of the Company are located at 203 Colorado Street, Austin, Texas 78701.

                      FINANCIAL STATEMENTS AND FORM 10-K

         The Consolidated Financial Statements of the Company and its subsidiaries, which include audited consolidated balance sheets as of December 31, 1998 and 1997 and audited consolidated statements of operations and cash flows for the years ended December 31, 1998, 1997 and 1996, are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Form 10-K"). The Company will furnish a copy of the Form 10-K without charge to each person who was a beneficial owner of its securities on April 16, 1999, the record date for the Company's Annual Meeting of Shareholders, and who wishes to receive a copy of the Form 10-K, upon the written request of any such person. Requests for copies of such reports should be directed to Monica Gill, 203 Colorado Street, Austin, Texas 78701.

                                 OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.


April 28, 1999

PROXY                                                                     PROXY

                                SCHLOTZSKY'S, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John C. Wooley and Monica Gill, or either of them, as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Schlotzsky's, Inc. (the "Company") held of record by the undersigned on April 16, 1999, at the Annual Meeting of Shareholders to be held on May 28, 1999, and any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR PROPOSAL 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                (Continued, and to be signed on reverse side)

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  / /

                                    FOR the nominees       WITHHOLD
                                      listed below     AUTHORITY to vote                                  For  Against  Abstain
1. ELECTION OF DIRECTORS                  / /                / /             2. Proposal to ratify and    / /    / /      / /
(INSTRUCTION: To withhold authority                                             approve selection of
to vote for any individual nominee                                              Grant Thornton LLP as
strike a line through the nominee's                                             auditors
name in the list below)
                                                                                                         For  Against  Abstain
Raymond A. Rodriguez                                                         3. In their discretion,     / /    / /      / /
Jeffrey J. Wooley                                                               the Proxies are
                                                                                authorized to vote upon
                                                                                such business as may
                                                                                properly come before the
                                                                                meeting or any adjournment
                                                                                thereof.



                                                                             Please sign exactly as name appears on this proxy
                                                                             card. When shares are held by joint tenants, both
                                                                             should sign.

                                                                             Dated _____________________________________, 1999
When signing as attorney, executor, administrator, trustee
or guardian, please give full title as such. If a corporation,               Signature  ______________________________________
please sign in full name by President or other authorized officer.
If partnership, please sign partnership name by authorized person.           Signature if held jointly _______________________